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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Registration Statement of Ardent Software, Inc. on Form S-4 of our report dated March 1, 1999, which contains an explanatory paragraph related to the Company's ability to continue as a going concern, on our audits of the consolidated financial statements of Prism Solutions, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ PricewaterhouseCoopers LLP

                                          PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 22, 1999